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                                   EXHIBIT 4.2

                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT (this "Agreement"), dated ___, is between WANDERLUST INTERACTIVE, INC., a Delaware corporation (the "Company"), and ________________ , one of the persons purchasing "Units" in a private offering by the Company.

                                    RECITALS

         A. The Company is offering (the "Private Offering") a minimum of 2 Units and a maximum of 12 Units, each Unit to consist of One Hundred Thousand (100,000) shares of the Company's common stock ("Common Stock"), and the right to purchase Twenty Five Thousand (25,000) additional shares of Common Stock, such right to be evidenced by warrants (the "Warrants").

         B. In connection with the Private Offering, the Company anticipates its issuance of Warrants to purchase shares of Common Stock (the "Warrant Shares").

         C. The Company desires to provide for the issuance of certificates representing the Warrants.

         D. The Company desires to act as its own warrant agent in connection with the issuance, registration, transfer and exchange of certificates and the exercise of the Warrants.


                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed as follows.

         1. WARRANT CERTIFICATES. Each Warrant shall entitle the holder (the "Registered Holder") in whose name the certificate shall be registered on the books maintained by the Company to purchase one (1) share of Common Stock on exercise thereof, subject to modification and adjustment as provided in Section 8 hereof. Warrant certificates shall be executed by the Company's President. The Warrant certificates shall be immediately detachable from certificates representing shares of Common Stock and shall be distributed to the Registered Holder thereof within 60 days following the final closing of the Private Offering of the Units. The Company shall also deliver Warrant certificates in required whole number denominations to the Registered Holder's transferee(s) in connection with any transfer


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or exchange permitted under this Agreement. Except as provided in Section 8 hereof, no Warrant certificates shall be issued except (i) certificates initially issued hereunder, (ii) certificates issued on or after the initial issuance date upon the exercise of any Warrant to evidence the unexercised Warrants held by the exercising Registered Holder and (iii) certificates issued after the initial issuance date upon any permitted transfer or exchange of Warrant certificates.

         2. FORM AND EXECUTION OF CERTIFICATES. The Warrant certificates shall be dated as of the date of their issuance, whether on initial transfer or exchange or in lieu of mutilated, lost, stolen or destroyed certificates. The form of the Warrant certificate is attached hereto as Exhibit "A." Each Warrant certificate shall be numbered serially. The Warrant certificates shall be manually signed on behalf of the Company as the warrant agent by the Company's President and shall not be valid for any purpose unless so signed. In the event the President of the Company who executed Warrant certificates shall cease to be the President of the Company, such certificates may be issued and delivered by the Company or transferred by the Registered Holder with the same force and effect as though the President of the Company who signed such certificate had not ceased to be the President of the Company, and any certificate signed on behalf of the Company by any person who at the actual date of the execution of such certificate was the President of the Company shall be proper.

         3. EXERCISE. Subject to the provisions of Sections 8 hereof and the limitations on exercise set forth in the Company's Private Placement Memorandum published in connection with the Private Offering of the Units, the Warrants, as they may be adjusted as set forth herein, may each be exercised to acquire one
(1) share of Common Stock at a price (the "Warrant Exercise Price") of $1.25, subject to adjustment as hereinafter provided, in whole or in part at any time during the period (the "Warrant Exercise Period") beginning on the date of their issuance and ending one year after the date of their issuance (the "Warrant Expiration Date"), unless extended by a majority vote of the Board of Directors for the Company (the "Board of Directors") for such length of time as they, in their sole discretion, deem reasonable and necessary. Warrants shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the certificate evidencing the Warrants being exercised. An exercise form in the form of Exhibit "A" attached to the Warrant certificate shall also be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered, together with payment to the Company at its corporate offices located at 5301 Beethoven Street, Los Angeles, CA 90066-7047 (the "Corporate Office"), or at any such other office or agency as the Company may designate, in cash or by official bank or certified check, in an amount equal to the aggregate Warrant Exercise Price for the Warrant Shares being purchased, all in lawful money of the United States of America.


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         The person entitled to receive the number of Warrant Shares deliverable on exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash therefor and such fractional shares shall be of no value whatsoever. Within 10 days after the Exercise Date and in any event prior to the Warrant Expiration Date, the Company at its sole expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates in the name requested by the Registered Holder for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Warrant. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable. The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holder thereof to any of the rights of a shareholder of the Company or to any dividend declared on the Common Stock unless the holder shall have exercised the Warrants prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other rights.

         4. REGISTRATION RIGHTS. Registered Holders shall have the registration rights under the Securities Act of 1933, as amended (the "Act" ), provided for in that certain Subscription Agreement executed by the Company and the Registered Holder in connection with the Private Offering of the Units.

         5. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it shall at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares shall be duly and validly issued, fully paid and non-assessable, and shall be free from all taxes, liens and charges with respect to the issuance thereof. No Warrants may be exercised, nor may any Warrant Shares be issued or delivered by the Company, unless on the Exercise Date (i) there is an effective registration statement covering the issuance of the securities being acquired under the Act and all applicable "blue sky" statutes or (ii) an exemption is available from registration thereunder. The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges or transfer fees incident thereto.


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         6. LOSS OR MUTILATION. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant certificate, the Company shall execute and deliver in lieu thereof a new Warrant certificate representing an equal number of Warrants. In the case of loss, theft or destruction of any Warrant certificate, the individual requesting reissuance of a new Warrant certificate shall be required to indemnify the Company and also to post an open-penalty insurance or indemnity bond. In the event a Warrant certificate is mutilated, such Warrant certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new Warrant certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         7. REDEMPTION OF WARRANTS. The Company has no right to redeem any or all of the Warrants.

         8. ADJUSTMENT OF INITIAL EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE. For purposes hereof, the term "Initial Exercise Price" shall mean $1.25. The Initial Exercise Price and the number of shares of Common Stock purchasable pursuant to the Warrants shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions or Combinations. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares, with or without par value, (i) the number of shares which immediately prior to such change the Registered Holder shall have been entitled to purchase pursuant to this Agreement shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease, respectively, in the number of shares entitled to be purchased immediately prior to such change, and (ii) the Warrant Exercise Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares entitled to be purchased immediately prior to such change.

                  (b) Terminology of "Shares". Whenever reference is made in this Section 8 to shares of Common Stock, or simply shares, of the Company, such term shall mean any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The shares issuable upon exercise of the Warrants shall, however, be shares of Common Stock of the Company, as constituted at the date hereof, except as otherwise provided in Section 8(d).

                  (c) Reorganizations; Asset Sales; etc. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of a non-surviving


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combination or a disposition of the assets of the Company other than in the ordinary course of the Company's business, the Registered Holder shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, non-surviving combination or disposition that appropriate provision shall be made so that such Registered Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the Registered Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to rights and interests thereafter of the Registered Holder to the end that the provisions of this Section 8 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of a Warrant.

                  (d) Options; etc. In the event the Company shall distribute to any holder of shares of Common Stock evidences of indebtedness or rights, options or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock, the Registered Holder of Warrants shall receive, upon exercise, against payment of the Warrant Exercise Price therefor, but without further consideration, the indebtedness or securities which would be receivable in such transaction by holders of the number of shares of Common Stock which the Warrant entitled the Registered Holder thereof to purchase immediately prior to such distribution.

                  (e) Adjustment Statement. Whenever the Warrant Exercise Price is adjusted as herein provided, the Company shall forthwith deliver to each Registered Holder of Warrants a statement signed by the President of the Company stating the adjusted Warrant Exercise Price and number of shares for which the Warrant is exercisable, determined as herein specified. The statement shall show in detail the facts requiring such adjustment.

         9. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) which are required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by telex, telegram, facsimile or cable to, in the case of the Company:

                  WANDERLUST INTERACTIVE, INC.
                  5301 Beethoven Street
                  Los Angeles, CA 90066-7047



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and if to the Registered Holder at the address of such Registered Holder as set forth on the books maintained by or on behalf of the Company.

         10. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Registered Holder. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         11. FURTHER INSTRUMENTS. The parties hereto shall execute and deliver any and all such other instruments and take any and all such other actions as may be reasonably necessary to carry out the intention of this Agreement.

         12. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         13. WAIVER. No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement.

         14. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California. This Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


                                         WANDERLUST INTERACTIVE, INC., A
                                         DELAWARE CORPORATION


                                         By:
                                            ------------------------------------
                                            Jay Smith, III, President


                                         WARRANT HOLDER:


                                         NAME:

                                            By:
                                               ---------------------------------

                                               Its:
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